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                                                                     EXHIBIT 5.1

        [Letterhead of Cooperman Levitt Winikoff Lester & Newman, P.C.]


                                    February 23, 2000

Young Broadcasting Inc.
599 Lexington Avenue
New York, NY 10022

          Re:    Registration Statement on Form S-4
                 Under the Securities Act of 1933
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Ladies and Gentlemen:

     In our capacity as counsel to Young Broadcasting Inc., a Delaware corporation (the "Company"), we have been asked to render this opinion in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-4 (the "Registration Statement"). The Registration Statement relates to the issuance of up to 3,888,788 shares of the Company's Class A Common Stock (the "Class A Stock") in connection with the Company's acquisition of The Chronicle Publishing Company ("Chronicle"), pursuant to that certain Agreement and Plan of Merger, dated as of November 17, 1999, between the Company and Chronicle (the "Merger Agreement").

     In connection with this opinion, we have examined originals or copies of
(a) the Registration Statement, (b) the Restated Certificate of Incorporation, as amended, of the Company, (c) the Second Amended and Restated By-Laws of the Company and (d) resolutions adopted by the Board of Directors of the Company. In such examination, we have assumed the accuracy and completeness of all documents and records that we have reviewed, the genuineness of all signatures, the authenticity of the documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or reproduced copies.

     Based upon the foregoing, it is our opinion that the Class A Stock has been duly authorized by all requisite corporate action and, upon issuance and delivery thereof pursuant to the Merger Agreement, will be validly issued, fully paid and non-assessable.

     We hereby consent to use of our name under the heading "Legal Matters" in the joint proxy statement/prospectus forming a part of the Registration Statement and to use of this opinion for filing as an exhibit to the Registration Statement.


                              Very truly yours,

                              COOPERMAN LEVITT WINIKOFF
                              LESTER & NEWMAN, P.C.


                              By: /s/ Ira Roxland
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                                    A Member of the Firm